Exhibit 10.2

                  AGREEMENT made as of this 11th day of August, 1998 by and between TELLURIAN, INC. ("Tellurian") with an office at 300K, Route 17 South, Mahwah, New Jersey 07430, RONALD SWALLOW residing at 64 Manor Drive, Ramsey, New Jersey 07446, ("Ronald") and RICHARD SWALLOW residing at 316 W. College Avenue, Heartsville, South Carolina 29550 ("Richard"). Ronald and Richard are collectively referred to as the Swallows.

                              W I T N E S S E T H :

                  WHEREAS, Tellurian has an employment agreement dated as of November 8, 1996 with Ronald (the "Employment Agreement"); and

                  WHEREAS, Tellurian and Ronald desire to terminate the Employment Agreement with certain exceptions; and

                  WHEREAS, Tellurian and Ronald desire to enter into certain agreements whereby he will provide consulting services to Tellurian and certain repairs and maintenance to Tellurian customers who have purchased Virtual Reality products from it; and

                  WHEREAS, Ronald desires to obtain a license to develop Virtual Reality products and to license such developed products from Tellurian; and

                  WHEREAS, the Swallows purchased from Celia Klimas a $150,000 promissory note payable by Tellurian together with accrued unpaid interest (the "Note"); and

                  WHEREAS, the Swallows desire to convert the Note into 100,000 shares of Tellurian's Common Stock and contemporaneously grant options to purchase the aggregate of 100,000 shares of Tellurian's Common Stock to Michael Hurd (50,000 shares and Peter Colgan 50,000 shares).

                  NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

                  1. Tellurian and Ronald hereby terminate the Employment Agreement, except for Article VIIIA. Ronald agrees that he shall not directly or indirectly induce or attempt to influence any employee of Tellurian to terminate his employment with Tellurian and shall not directly or indirectly as a principal, partner, officer, agent or employee, consultant or otherwise compete against the Company or be financially interested in any business operating in the continental United States which is involved in any product or service which is a part of Tellurian's present activities, (including, without limitation, those activities of Tellurian's subsidiaries) as of the date hereof except as described herein as a sublicensee of Tellurian. Such covenant not to compete shall be for a period of fifteen years from the date hereof. Except as set forth herein, during the fifteen year term of this agreement, Ronald shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than Tellurian, any material referred to herein or any information regarding the business methods, business secrets, or other knowledge or processes used or developed by Tellurian or any names and addresses of customers or clients or any other confidential information relating to or dealing with the business operations or activities of Tellurian made known to Ronald or learned or acquired by Ronald while in the employ of Tellurian.

                  As consideration for such termination, Ronald will receive the
(i) sum of $27,000 as severance pay (at his option, in cash or kind) due within ten days of Tellurian's completion of its proposed public offering which is on file with the Securities and Exchange Commission (File No. 333-56793), and (ii) right to use Tellurian Virtual Reality equipment currently in Ronald's possession (which equipment has a fair market value of approximately $50,000) for his further development of Virtual Reality products to be owned by Tellurian and licensed to Ronald on a non-transferable basis for a period of fifteen years from the date hereof. Such equipment shall also be used for the continued research and support of existing Tellurian customers as described in paragraph 3 below.

                  2. Ronald acknowledges that he shall not sell Tellurian virtual reality products (including, without limitation, image generators and helmets) and virtual reality products developed by Ronald outside of the United States or in violation of Tellurian's agreement with Fightertown dated November 1997. Further, Tellurian can seek equitable relief, specific performance and/or damages against Ronald in case of breach of the provisions of this paragraph.

                  3. Ronald agrees to accept telephone inquiries from Tellurian customers experiencing problems with Tellurian Virtual Reality systems and provide support to those customers at standard billing rates to be invoiced by him for his sole benefit. Tellurian is not responsible for the collection or billing of these accounts. All such financial arrangements are between Ronald and the customers. However, Ronald will not deny telephone assistance to any customer unless said customer has unpaid bills that are at least 15 days past due. Assuming the duties of Ronald are carried out faithfully and to the best of his abilities, Tellurian will relinquish title to the $50,000 worth of materials described in paragraph 1 herein at the end of the five year consulting period. Failure to carry out the duties described herein would cause the immediate return to Tellurian of the $50,000 described herein that has been loaned to him.

                  4. The Swallows agree that they will not sell or otherwise transfer their Tellurian Common Stock beneficially owned by them from the date hereof until September 30, 2000 without the prior written consent of J.W. Barclay & Co., Inc. The foregoing shall not apply to the 100,000 shares of Common Stock to be received by Richard and/or Ronald upon conversion of the Note and the possible exercise of options granted by them to Michael Hurd and Peter Colgan as described herein.

                  5. Ronald agrees to provide consulting services to Tellurian with regard to its virtual reality products and systems upon Tellurian's request, to support the existing and future Tellurian customer base with respect to answering questions that they have with respect to Tellurian virtual reality products purchased by them and to repair and maintain Tellurian virtual reality products purchased by existing and future customers of Tellurian as described in paragraph 3. These consulting services will be provided by Ronald for a period of five years expiring on the close of business on August 7, 2003. In consideration of the above referenced consulting services, including those described in paragraph 3 herein, Tellurian agrees to pay Ronald or his assignee the following, (i) the sum of $70,000 to be paid within 10 days of the closing of Tellurian's abovementioned public offering; (ii) the sum of $35,000 to be paid on March 31, 1999; (iii) the sum of $35,000 to be paid on June 30, 1999; and (iv) the sum of $35,000 to be paid on September 30, 1999. In the event Ronald fails to comply with the material terms and conditions of this Agreement, Tellurian may terminate the payments. It is understood that although the consulting fees are paid on an accelerated basis over the course of approximately one year, the consulting period is for a term of five years from the date of this Agreement until the close of business on August 7, 2003 and in this respect, the payments are earned by Ronald over the five year term of this Agreement. In this respect, all paid but unearned payments are refundable to Tellurian in the event that Ronald breaches the material terms of this Agreement. In the event that any uncontested payment is not made in accordance with the aforesaid terms, Tellurian shall have fifteen days after the actual receipt of notice to cure the default. In the event that the default remains uncured for the aforesaid fifteen days, then the amount payable to Ronald or his assignee shall include a penalty of 1% of the principal amount due per day commencing on the 16th day following actual receipt by Tellurian of notice.

                  6. The Swallows hereby grant Michael Hurd (or in the event of his death, Stuart French) an irrevocable transferable proxy to vote their Tellurian Common Stock beneficially owned by them for the maximum period permitted by Delaware Corporation Law. Such proxy shall terminate upon the Swallows sale or other transfer of Tellurian Common Stock (solely as it applies to the Tellurian shares that are sold or transferred, but not with respect to their other Common Stock) in the event that paragraph 4 of this Agreement is complied with.

                  7. Tellurian hereby grants limited licensing rights to the Swallows intended to allow him to continue in the development and sale of virtual reality products.
They are granted:

                           * The right to continue doing research using the same principles of image generation that Tellurian has been working on during Ronald's tenure with Tellurian;

                           * The right to sell new systems and replacement parts and services to existing Tellurian customers (with the exception of the customers listed on Schedule A;

                           * The right to use any terms (such as "Eagle") which refer to the product and which are within Tellurian's rights to use;

                           * The right to grant sublicenses of Tellurian virtual reality products;

                           *        The right  to  work for a company that has a
                                    previously  established  position  in    the
                                    virtual reality arena; and

                           * The right to enter partnerships and corporations and raise capital in any manner deemed appropriate by Ronald provided such arrangements acknowledge the ownership and other rights of Tellurian as described herein and Ronald's limited licensing rights in any product or technology developed by him.

                           Specifically excluded from these rights are:

                           * Any use of the Tellurian name except where it is needed to identify Ronald as in
                                    "Ronald Swallow,  formerly   of   Tellurian,
                                    Inc.";

                           * Any rights which Tellurian cannot grant, such as, but not limited to, rights ceded to Voyager and rights ceded to Fightertown USA;

                           * The right to sell the Tellurian technology to a third party either on a cash or royalty basis or to grant sublicenses without our consent;

                           * The right to work for a new company or an existing company that has no previous experience in making and/or marketing virtual reality products if such action can reasonably be assumed to interfere with Tellurian's right to own any virtual reality developments made by Ronald and to be licensed to him;

                           * The right to make statements, whether verbal or written, which can be construed to be detrimental to Tellurian in its continued endeavors; and

                           * The right of Ronald to transfer any of the specific rights granted hereunder for Ronald to any entity (including, without limitation, an entity controlled by him) without the consent of Tellurian except as provided hereunder.

                  8. Tellurian will make inventory items available to Ronald at a price not exceeding 10% above original cost or less if management chooses to lower the price for any reason. Ronald will make any product or service which Tellurian wishes to buy from them available to Tellurian at 10% above documented cost or less if Ronald chooses to lower said price. Each party will treat orders from the other with the same priority and same sequence for attention as any other orders received from third-party customers.

                  9. Effective June 30, 1998, the Swallows hereby convert the entire principal and accrued unpaid interest of the Note into 100,000 shares of Tellurian's Common Stock. 50,000 shares shall be issued in the name of Richard Swallow and 50,000 shares shall be issued in the name of Ronald Swallow. The Swallows represent that they are the legal owner of the Note and that such Note has not been sold or otherwise transferred or encumbered.

                  10. Ronald hereby grants Peter Colgan an option to purchase 50,000 shares of Tellurian's Common Stock at an exercise price of $.10 per share. Such option shall be exercisable at any time from the date hereof until September 30, 1999. In consideration of the grant of such option, Mr. Colgan has agreed to pay Ronald the sum of $.001 per share. A form of option between Ronald as seller and Hurd as buyer is attached hereto as Exhibit B.

                  11. Richard hereby grants Michael Hurd an option to purchase 50,000 shares of Tellurian's Common Stock at an exercise price of $.10 per share. Such option shall be exercisable at any time from the date hereof until September 30, 1999. In consideration of the grant of such option, Mr. Hurd has agreed to pay Richard the sum of $.001 per share. A form of option between Richard as seller and Hurd as buyer is attached hereto as Exhibit C.

                  12. Tellurian specifically acknowledges that Ronald may assign any or all of the payments due him under this agreement to a third party of his choice. Tellurian agrees that upon receipt of an assignment form in form and substance like the sample assignment included as Exhibit D of this agreement, it will make payments to the party designated in that assignment. Further, Tellurian acknowledges that the act of becoming an assignee under this agreement shall not obligate the assignee to Tellurian in any way nor will Tellurian have any rights of replevin against the assignee if Ronald fails to comply with any portion of this agreement. Tellurian may pursue any recovery action for payments made to the assignee on behalf of Ronald solely against Ronald.

                  13. The parties have not made any representations or warranties with respect to the subject matter hereof not set forth herein. This Agreement, together with any instruments executed simultaneously hereof, constitutes the entire agreement between the parties with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Agreement, which fully and completely expresses their agreement.

                  14. This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Agreement.

                  15. The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Agreement and the intent and purposes hereof.

                  16. All notices or other communications required or permitted hereunder shall be in writing and shall be mailed by Registered or Certified Mail, Return Receipt Requested, postage prepaid, as follows:

         To Powers:                 To the Address listed at the beginning of
                                    this Agreement.

         To the Company:            To the address listed at the beginning of
                                    this Agreement

         Copy to:                   Lester Morse P.C.
                                    111 Great Neck Road., Suite 420
                                    Great Neck, NY 11021

or in each case to such other address as shall have last been furnished by like notice. If mailing by Registered or Certified Mail is impossible due to an absence of postal service, notice shall be in writing and personally delivered to the aforesaid address. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be.

                  17.  This  Agreement   shall  be  construed  and  enforced  in
accordance with the internal laws of the State of New Jersey, without giving effect to the principles of conflicts of law.

                  18. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives and successor.

                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
Agreement this 11th day of August, 1998.

                                                         /S/ Ronald Swallow
                                                         ----------------------
                                                            RONALD SWALLOW

                                                         /S/ Richard Swallow
                                                         ----------------------
                                                            RICHARD SWALLOW

                                                         TELLURIAN, INC.

                                                         By: /S/ Stuart French
                                                        ----------------------
                                                        Stuart French, President

On the Stationery of Tellurian, Inc.



                                    SECTION 7
                                   SCHEDULE A


The following is a listing of Tellurian customers which meet the criteria of this agreement, as relating to Section 7.

Voyager Graphics
Voyager Simulation
Ship Analytics
AST
ATC
ATS
Peter Kiener
Servos & Simulation
Bob Paige
Tony Curelasian, "Virtual Warehousing"
SimCom
Frasca

                                    EXHIBIT B

                         OPTION TO PURCHASE COMMON STOCK

         AGREEMENT made as of the 11th day of August, 1998 between Ronald Swallow, residing at 64 Manor Drive, Ramsey, New Jersey 074466 ("Seller") and Peter Colgan residing at 5 Sherwood Gate, Oyster Bay, New York ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, Seller desires to grant Buyer an option to purchase 50,000 shares of Common Stock of Tellurian, Inc. ("Tellurian") from his personal holdings (the "Common Stock"); and

         WHEREAS, Buyer desires to purchase an option to purchase said 50,000 shares of Tellurian's Common Stock.

         NOW, THEREFORE, it is agreed to as follows:

         1. Grant of Option. In consideration of the sum of $50 (equal to $.001) per exercisable share) to be paid within five (5) days from the date hereof, Seller grants to Buyer the option to purchase 50,000 shares of Common Stock of Tellurian from his personal holdings. This option may be exercised in whole or in part and from time-to-time during the exercise period of this option. Simultaneous with receipt of the $50 referred to above, Seller will deliver to Lester Morse P.C., as Escrow Agent, the Common Stock together with properly executed stock powers with signature guaranteed by a commercial bank or a member of the New York Stock Exchange, to be held in escrow by Lester Morse P.C. This option granted to Buyer shall be protected against dilution of the interest represented by the underlying shares of Common Stock to the same extent as Seller is protected against dilution.

         2. Purchase  Price.  The purchase  price of the stock is $.10 per share
(or an aggregate of $5,000 in the event this option is exercised in full) payable by certified check, bank check or money order made payable to the Seller at the time provided in paragraph 4.

         3. Exercise of Option. The option must be exercised by the Buyer on or before September 30, 1999, by notice in writing, mailed on or before such date by registered or certified mail, return receipt requested, postage prepaid, to Seller at the address indicated herein, with a copy to Lester Morse P.C. Notice shall be deemed given and the option exercised on the date on which the notice is mailed to Seller or sent by facsimile transmission, as provided below. Notice of exercise of option shall also be deemed proper if sent for delivery via overnight courier service (i.e. Federal Express, UPS, Express Mail) with payment of the purchase price made to Lester Morse P.C., as provided in paragraph 4.

        4.Completion of Sale. Contemporaneously with the giving of notice of the exercise of the option, Buyer shall deliver to Escrow Agent the purchase price. Seller hereby authorizes Lester Morse P.C. to release the stock and stock powers from escrow and to deliver same to Buyer upon the mailing of the purchase price by Lester Morse P.C. to Seller by registered or certified mail, return receipt requested, postage prepaid, to Seller's address as indicated herein.

         5. Failure to Exercise Option or Complete Sale. If Buyer fails to exercise its option in accordance with paragraph 3, Lester Morse P.C. shall immediately return the stock certificates and stock powers to the Buyer upon the expiration of such option.

         6. Notice. Except as otherwise provided herein, all notices required to be given to any party to this Agreement shall be given to the parties at the addresses and fax numbers specified herein, or such other addresses and fax numbers as the party may notify the other party in writing.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

SELLER:                                                         BUYER:

/S/ Ronald Swallow                                   /S/ Peter Colgan
----------------------                               ---------------------------
RONALD SWALLOW                                       PETER COLGAN

----------------------                               ---------------------------
Fax No.                                               Fax No.

                                    EXHIBIT C

                         OPTION TO PURCHASE COMMON STOCK

         AGREEMENT made as of the 11th day of August, 1998 between Richard Swallow, residing at 316 W. College Avenue, Heartsville, South Carolina 29550 ("Seller") and Michael Hurd residing at 300 K, Route 17 South, Mahwah, New Jersey 07430 ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, Seller desires to grant Buyer an option to purchase 50,000 shares of Common Stock of Tellurian, Inc. ("Tellurian") from his personal holdings (the "Common Stock"); and

         WHEREAS, Buyer desires to purchase an option to purchase said 50,000 shares of Tellurian's Common Stock.

         NOW, THEREFORE, it is agreed to as follows:

         1. Grant of Option. In consideration of the sum of $50 (equal to $.001) per exercisable share) to be paid within five (5) days from the date hereof, Seller grants to Buyer the option to purchase 50,000 shares of Common Stock of Tellurian from his personal holdings. This option may be exercised in whole or in part and from time-to-time during the exercise period of this option. Simultaneous with receipt of the $50 referred to above, Seller will deliver to Lester Morse P.C., as Escrow Agent, the Common Stock together with properly executed stock powers with signature guaranteed by a commercial bank or a member of the New York Stock Exchange, to be held in escrow by Lester Morse P.C. This option granted to Buyer shall be protected against dilution of the interest represented by the underlying shares of Common Stock to the same extent as Seller is protected against dilution.

         2. Purchase  Price.  The purchase  price of the stock is $.10 per share
(or an aggregate of $5,000 in the event this option is exercised in full) payable by certified check, bank check or money order made payable to the Seller at the time provided in paragraph 4.

         3. Exercise of Option. The option must be exercised by the Buyer on or before September 30, 1999, by notice in writing, mailed on or before such date by registered or certified mail, return receipt requested, postage prepaid, to Seller at the address indicated herein, with a copy to Lester Morse P.C. Notice shall be deemed given and the option exercised on the date on which the notice is mailed to Seller or sent by facsimile transmission, as provided below. Notice of exercise of option shall also be deemed proper if sent for delivery via overnight courier service (i.e. Federal Express, UPS or Express Mail) with payment of the purchase price made to Lester Morse P.C., as provided in paragraph 4.

         4. Completion of Sale. Contemporaneously with the giving of notice of the exercise of the option, Buyer shall deliver to Escrow Agent the purchase price. Seller hereby authorizes Lester Morse P.C. to release the stock and stock powers from escrow and to deliver same to Buyer upon the mailing of the purchase price by Lester Morse P.C. to Seller by registered or certified mail, return receipt requested, postage prepaid, to Seller's address as indicated herein.

         5. Failure to Exercise Option or Complete Sale. If Buyer fails to exercise its option in accordance with paragraph 3, Lester Morse P.C. shall immediately return the stock certificates and stock powers to the Buyer upon the expiration of such option.

         6. Notice. Except as otherwise provided herein, all notices required to be given to any party to this Agreement shall be given to the parties at the addresses and fax numbers specified herein, or such other addresses and fax numbers as the party may notify the other party in writing.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

SELLER:                                                      BUYER:

    /S/ Richard Swallow                                     /S/ Michael Hurd
----------------------                                      --------------------
RICHARD SWALLOW                                             MICHAEL HURD

843-332-8022                                                201-529-0049
----------------------                                      --------------------
Fax No.                                                     Fax No.

                                    EXHIBIT D

                                      FORM
                                       OF
                             IRREVOCABLE ASSIGNMENT
                                       OF
                                COLLECTION RIGHTS
--------------------------------------------------------------------------------



         Ronald Swallow and Richard Swallow, both being parties known to Tellurian, Inc., do hereby direct Tellurian, Inc. to make any and all payments due to Ronald Swallow (by virtue of paragraph 5 of the August 11, 1998 document entitled "AGREEMENT") to the benefit and attention of Richard Swallow. Said payments shall be made payable to Richard Swallow and mailed to him at the following address: 316 W. College Avenue, Heartsville, South Carolina 29550.

         This Agreement shall remain in full force and effect unless revoked in writing by both Richard Swallow and Ronald Swallow and acknowledged in writing by a duly authorized representative of Tellurian, Inc.


Dated: August 11, 1998
                                                       -------------------------
                                                          Richard Swallow


                                                       -------------------------
                                                          Ronald Swallow